FIFTH AMENDMENT TO
AGREEMENT OF SALE

THIS FIFTH AMENDMENT TO AGREEMENT OF SALE (the “Amendment”) is entered into as of the 4th day of November, 2013, between OAKTREE SLR, LLC (the “Seller”) and SENTIO-SLR BOSTON PORTFOLIO, LLC, a Delaware limited liability company (the “Buyer”).

RECITALS:

A.        Seller and Buyer are parties to that certain Agreement of Sale dated August 28, 2013, as amended (the “Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located at 1190 Adams Street, Dorchester, Massachusetts, as more particularly described in the Agreement.

B.        Seller and Buyer desire to further amend the Agreement, upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1.     Recitals, Definitions. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized but undefined terms used in this Amendment shall have the meanings given to them in the Agreement.

2.     Section 2.1(a) shall be deleted in its entirety and replaced with the following:

Real Property. All of Seller’s right, title, and interest in and to that certain parcel of real property consisting of land (“Land”) and all buildings, structures, fixtures and other improvements (“Improvements”) located thereon. The Land is more particularly described on Exhibit A attached to this Agreement. The Land and Improvements (collectively, the “Real Property”) shall be deemed to include all licenses, and all rights-of-way, beneficial easements and appurtenances related to the Real Property, other than as set forth on Schedule 2.1(a). At the Closing, the “Parking Easement” (as that term is defined in Schedule 2.1(a)) shall be conveyed to the Buyer with the Real Property; provided, however, at the Closing, the Buyer (or such entity as shall take title to the Real Property as nominee for the Buyer) shall execute and deliver to the Escrow Agent, to be held in Escrow and administered in accordance with the Parking Easement Escrow Agreement, the Extinguishment of Easement, each in a form to be mutually agreed upon by Buyer and Seller and consistent herewith. The Escrow Agent shall release the Extinguishment of Easement from escrow to the Seller upon the satisfaction of each of the following items: (i) delivery to the Escrow Agent of written confirmation from the City of Boston reasonably acceptable to Buyer that the off-site parking spaces provided by the Parking Easement are not required for the continued zoning compliance of the Real Property (the “City Approval Documentation”); (ii) Escrow Agent’s receipt of an attorney’s zoning opinion reasonably acceptable to Buyer that the off-site parking spaces provided by the Parking Easement are not required for the continued zoning compliance of the Real Property; (iii) Escrow Agent’s receipt of written consent from the then current mortgage holder of the Real Property to the extinguishment of the Parking Easement; (iv) the owner of the real property encumbered by the Parking Easement (the “Adjacent Parcel”) shall have executed a restrictive covenant agreement, and delivered the same to Escrow Agent (in a form mutually agreed upon by Buyer and Seller) providing that the Adjacent Parcel will not be developed or operated as a nursing home, continuing care, memory care, senior independent living facility or assisted living facility; and (v) the owner of the Adjacent Parcel shall have executed a release of all claims related to any encroachments of the Real Property existing as of the date of Closing on the Adjacent Parcel, in a form mutually agreed upon by Buyer and Seller (collectively, the “Release Requirements”) and delivered the same to Escrow Agent. Upon satisfaction of all of the Release Requirements, the Escrow Agent shall release the Extinguishment of Easement from escrow to the Seller and the Seller shall be entitled to complete any missing title reference in the Extinguishment of Easement and to record same with the Suffolk County Registry of Deeds. If the Seller is entitled to the release by the Escrow Agent of the Extinguishment of Easement, then the cooperation required by Buyer (including any nominee of Buyer that shall take title to the Real Property) pursuant to this Agreement shall include the execution, acknowledgement and delivery of such other documents and instruments as Seller may reasonably request to confirm the extinguishment of the Parking Easement. Buyer shall use commercially reasonable efforts to procure from the current mortgage holder the written consent referred to in clause (iii) above of this Section 2.1(a). The provisions of this Section shall survive the Closing.

3.      Effect of Amendment. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Seller and Buyer, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Agreement or other agreements. Except as specifically modified by this Amendment, the Agreement remains in full force and effect and is in all events ratified, confirmed and approved.

4.      Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Delivery of signatures by e-mail or facsimile shall be valid and binding.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

BUYER:

SENTIO-SLR BOSTON PORTFOLIO, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Its: Authorized Signatory

SELLER:

OAKTREE SLR, LLC, a Massachusetts limited liability company

By its Member,
STANDISH/SLR, LLC

By:	/s/ Robert F. Larkin, Jr.
Name: Robert F. Larkin, Jr.
Title: Manager

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